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                                                                    Exhibit 3.23












                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                          PERFORMANCE MATERIALS II LLC

                          DATED AS OF FEBRUARY 22, 2001


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            LIMITED LIABILITY COMPANY OPERATING AGREEMENT, dated as of February
22, 2001 of Performance Materials II LLC.


                                    ARTICLE 1

                                   DEFINITIONS

            Capitalized terms used herein are defined in Appendix I hereto.


                                    ARTICLE 2

                                 FORMATION; TERM

            2.1. FORMATION. The sole Member hereby acknowledges the formation of Performance Materials II LLC (the "Company") as a limited liability company pursuant to the LLC Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

            2.2. TERM. The Company commenced on the date of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware. The Company shall continue until terminated pursuant to the provisions hereof.


                                    ARTICLE 3

                           NAME AND PLACE OF BUSINESS

            3.1. NAME. The business of the Company shall be conducted under the name "Performance Materials II LLC"; PROVIDED, that such name shall be subject to change, from time to time, by the Member.

            3.2. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 9911 Brecksville Road, Brecksville, Ohio or such other place as the Member shall determine. The Company may maintain such other office or offices for the transaction of business at such other locations as the Member may deem advisable.


                                    ARTICLE 4

                               PURPOSES AND POWERS

            4.1. PURPOSES. The purpose for which the Company is formed is to engage in any lawful business that may be engaged in by a limited liability company organized under the LLC Act may engage in (the "Business").

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                  4.2. POWERS. The Company shall have all lawful powers and
authorities necessary, suitable or convenient for the furtherance of the aforesaid purposes, and, without limiting the foregoing, the Company may in furtherance of the Business carry out its objectives and accomplish its purposes as principal or agent, directly or indirectly, alone or with associates, or as a member or as a participant in any firm, association, trust, partnership or other entity. Although the Company may engage in any or all of the above activities, the Company need not engage in any one or more of them.


                                    ARTICLE 5

                              CAPITAL CONTRIBUTIONS

            5.1. CAPITAL CONTRIBUTIONS; ISSUANCE OF CERTIFICATE OF LLC INTEREST. The Member hereby contributes to the capital of the Company (a "Capital Contribution") the amount of $100 in cash. In exchange therefor, the Company shall, pursuant to Section 18-702(c) of the LLC Act, issue to the Member a certificate of Limited Liability Company interest, substantially in the form attached hereto as EXHIBIT 1, evidencing the Sole Member's Limited Liability Company interest ("LLC Interest") in the Company. For purposes of the Uniform Commercial Code as in effect in any appellate jurisdiction, a LLC Interest in the Company represented by a certificate substantially in the form of Exhibit 1 shall constitute a "security" as defined in and governed by Article 8 of the Uniform Commercial Code.

            5.2. LIMITATION ON OTHER CAPITAL CONTRIBUTIONS. Except as set forth in this Agreement, or as required by law, the Member shall not at any time be required to make any contribution to the capital of the Company or any loans to the Company.


                                    ARTICLE 6

                                  DISTRIBUTIONS

            6.1. GENERAL. Distributions may be made to the Member, as determined by the Member from time to time.

            6.2. DISTRIBUTION IN KIND. At any time or from time to time the Member may determine to make all or a part of a distribution permitted under this Article 6 in property other than cash. Such property shall be deemed to be sold for its Fair Market Value, and any gain or loss associated with such deemed sale shall be included in determining Net Profit or Net Loss for the applicable period.


                                    ARTICLE 7

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                                   MANAGEMENT

            The Company will be managed by its sole Member. The Member shall have all of the powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. The Member may appoint, employ or otherwise contract with any Person for the transaction of business of the Company or the performance of services for or on behalf of the Company, and the Member may delegate to any such Person such authority to act on behalf of the Company as the Member shall possess.


                                    ARTICLE 8

                              TRANSFER OF INTERESTS

           8.1. TRANSFERS. The Member may Transfer all or any portion of its interests in the Company (or in the profits or assets thereof) to any Person. Upon any Transfer permitted hereunder, the transferee shall be entitled to receive, and the Company shall issue, a certificate of LLC Interest, substantially in the form attached hereto as Exhibit 1, evidencing such transferee's LLC Interest in the Company.


                                    ARTICLE 9

                                   WITHDRAWAL

            9. WITHDRAWAL OF MEMBER. The Member may voluntarily withdraw or resign as a Member at any time. The Member shall be deemed to have withdrawn from the Company upon an Event of Bankruptcy with respect to the Member.


                                   ARTICLE 10

                           DISSOLUTION AND LIQUIDATION

            10.1. EVENTS OF DISSOLUTION. The Company shall be dissolved upon the earliest to occur of the following:

                  (a)   the approval of the Member; or

                  (b)   the withdrawal of the Member.

           10.2. LIQUIDATION. If the Company is dissolved, the Member (or any liquidator appointed by the Member) shall promptly file any notice, publish any advertisement or take any other action required under applicable law to effect such

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dissolution, commence to wind up the affairs of the Company, liquidate the assets of the Company by converting the same to cash and shall apply and distribute the proceeds of such liquidation and any undistributed cash solely in accordance with the terms hereof and in the following order of priority:

                  (a) first, to the payment of all debts and obligations of the Company (including any debts of the Company to the Member) and the expenses of liquidation; PROVIDED that, in lieu of prior payment of certain debts and obligations, the Member (or any liquidator appointed by the Member) may establish a reasonable reserve for payment of such debts and obligations (which may reflect the unrealized portion of any installment obligations owed to the Company) and such reserve if remaining after payment of such debts and obligations shall be distributed to the Member as soon as practicable.

            (b) second, all remaining cash shall be distributed to the Member.


                                   ARTICLE 11

                                   TAX MATTERS

           11.1. STATUS OF COMPANY. It is intended that the Company be disregarded as an entity separate from the Member for federal income tax purposes. No election shall be made pursuant to Treasury Regulation ss. 1.7701-3 to treat the Company as an association taxable as a corporation. To the extent the Company is not disregarded for any state, local or foreign income or franchise tax purpose, or other tax purpose, the Company shall prepare and file tax returns as necessary, and the Member (and its Affiliates) shall prepare tax returns consistently with such tax returns.

           11.2. ADDITIONAL MEMBERS. In the event an additional Member is admitted to the Company, it is intended that the Company be treated as a partnership for federal income tax purposes. In this case, the Company shall prepare and file any required federal income tax or other returns, the Member shall be the "Tax Matter Partner" under Section 6231(a)(7) of the Code and the Company shall establish and maintain capital accounts for each Member in accordance with Treasury Regulation ss. 1.704-1(b)(2)(iv).

            11.3. TAXABLE YEAR. The taxable year of the Company shall be the calendar year.

           11.4. TAX ELECTIONS. All tax elections required or permitted to be made under the Code and any applicable state, local or foreign tax law shall be made in the discretion of the Member, and any decision with respect to the treatment of Company transactions on the Company's state, local or foreign tax returns shall be made in such

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manner as may be approved by the Member.


                                   ARTICLE 12

                        LIMITATION ON MEMBER'S LIABILITY

           Except as otherwise required in the LLC Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member or participating in the management of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the LLC Act or this Agreement shall not be grounds for imposing personal liability on the Member for liabilities of the Company.


                                   ARTICLE 13

                                  MISCELLANEOUS

           13.1. AMENDMENTS TO LLC AGREEMENT. The terms and provisions of this Agreement may be modified or amended at any time and from time to time by a written instrument signed by the parties hereto.

           13.2. BINDING EFFECTS; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the Member and its legal representatives, as applicable. No Person other than the Member shall be entitled to any benefits under the Agreement, except as otherwise expressly provided. Reference to any Person (except for the Member) in this Agreement includes such Person's successors and permitted assigns.

            13.3. HEADINGS. The article, section and other headings of this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            13.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

           13.5. GOVERNING LAW. This Agreement shall be governed by and construed both as to validity and enforceability in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

           13.6. SEPARABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to

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the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

           13.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first above written.

                       PMD GROUP INC.


                       /s/ Brian Hoesterey
                       ----------------------------------
                       By:    Brian Hoesterey
                       Title: Assistant Secretary


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                                                                      APPENDIX I

                                   DEFINITIONS

            As used in the foregoing Agreement, the following terms shall have the meanings set forth below:

            "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person. The term "control," as used in the immediately preceding sentence and elsewhere in the Agreement, means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

            "CERTIFICATE OF FORMATION" means the limited liability certificate of the Company and any amendments thereto.

            "CODE" means the Internal Revenue Code of 1986, as amended, and corresponding provisions of any subsequent United States federal revenue act.

            "EVENT OF BANKRUPTCY" means (i) the filing by a Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or a Person's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Person of any assignment for the benefit of its creditors, or the admission by such Person in writing of its inability to pay debts as they become due, or (iii) the expiration of 30 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 30-day period.

            "FAIR MARKET VALUE" of an asset means, as of a given time, the fair market value of such asset in an arms length sale transaction between a willing seller and a willing buyer, as reasonably determined by the Member or its designee, as of such time.

            "IRS" means the United States Internal Revenue Service.

            "LLC ACT" means the Delaware Limited Liability Company Act, as in effect on the date of the Agreement and as amended thereafter from time to time.

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            "MEMBER" means PMD Group Inc.

            "NET PROFIT" and "NET LOSS" mean the taxable income or loss, respectively, for a period as determined for federal income tax purposes, computed with the following adjustments:

                  (i) tax-exempt income received by the Company and any gain associated with the deemed sale of property on a distribution in kind shall be treated, for purposes of this definition only, to be gross income; and

(ii) Section 705(a)(2)(B) Expenditures and any loss associated with the deemed sale of property on a distribution in kind shall be treated, for purposes of this definition only, as deductible expenses.

(iii) items of gain, loss and deduction relating to assets shall be computed based upon the book values of the Company's assets rather than upon the assets' adjusted basis for federal income tax purposes; and

                  (iv) if the book value of any asset of the Company is adjusted pursuant to Treas. Reg.ss.1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss.

            "PERSON" means any natural person, corporation, partnership, trust, limited liability company, association or other entity.

            "TRANSFER" means any direct or indirect sale, assignment, transfer, pledge, encumbrance or hypothecation of an interest in the Company or, the grant of a security interest in any interest in the Company.

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                                                                       EXHIBIT A



                           CERTIFICATE OF LLC INTEREST

                                       OF

                          PERFORMANCE MATERIALS II LLC




No. 001                                                          100% INTEREST


            Performance Materials II LLC, a limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that PMD Group Inc., is a member of the Company whose Limited Liability Company interest ("LLC Interest") therein, as set forth in the Limited Liability Company Agreement, dated as of ______________, 2001 (the "LLC Agreement") under which the Company was organized and is operating (copies of which are available at the principal office of the Company), represents a 100% LLC Interest in the Company. The LLC Interest represented by this certificate (this "Certificate") shall be governed by, and all of the terms and conditions of such LLC Interest are set forth in, the LLC Agreement.

            This Certificate when coupled with an assignment in the form set forth on the Assignment attached hereto (or otherwise sufficient to convey an interest in a limited liability company pursuant to the Delaware Limited Liability Company Act), duly executed in blank or assigned to a named assignee, may be used to transfer all or any portion of the LLC Interest evidenced by this Certificate subject to the terms, conditions and restrictions of the LLC Agreement.

            This Certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Neither this Certificate nor the LLC Interest evidenced hereby, nor any participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. The holder of this Certificate by its acceptance hereof acknowledges that said LLC Interest is held for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or any state securities laws. The holder of this Certificate by its acceptance hereof further acknowledges the right of the Company prior to any such offer, sale or transfer (I) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company, and (II) in each of the foregoing cases, to require that an assignment in the form appearing

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with this Certificate is completed and delivered by the offeror, seller or transferor, as the case may be, to the Company in the form of the Assignment appended hereto.

Dated:  _______________





                                    PMD GROUP, INC.


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:



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                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

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(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF
ASSIGNEE)

the undersigned's LLC Interest* in Performance Materials II LLC, a Delaware limited liability company (the "Company"), and irrevocably appoint(s) ___________________ as agent to transfer said LLC Interest in the Company. The agent may substitute another to act for him.

            I (We) further direct the Company to issue a new LLC Interest of a like percentage amount to the above named assignee and deliver such LLC Interest to the above address.

Employee Identification Number or other identifying number of Assignee:

--------------------------------



Dated:  _______________





                                    PMD GROUP, INC.


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:





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* If less than all, specify portion of interest.


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